UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2004

ITC^DELTACOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23253	58-2301135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 O.G. Skinner Drive West Point, Georgia	31833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 385-8000

Not applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.

On March 15, 2004, ITC^DeltaCom, Inc. (the “Company”) issued a press release regarding its proposed private offering of $300 million in aggregate principal amount of senior notes. A copy of the press release is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, the Company has received commitments from a group of lenders for a new $48.5 million senior secured revolving credit facility that will mature on the fourth anniversary of the facility closing date. The Company expects to obtain the new senior secured revolving credit facility concurrently with the closing of the proposed private offering of senior notes referred to above. The closing of the new senior secured revolving credit facility is subject to conditions, including the negotiation, execution and delivery of definitive documentation and the repayment of amounts owing under the Company’s existing senior and junior secured credit facilities and certain other indebtedness of the Company. The Company does not expect to incur any borrowings under the new senior secured revolving credit facility in connection with these proposed transactions.

Item 7. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed pursuant to this Current Report on Form 8-K:

Exhibit No.	Exhibit Description
99.	Press release dated March 15, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC^DELTACOM, INC.

Date: March 15, 2004	/s/ J. Thomas Mullis
J. Thomas Mullis
Senior Vice President-Legal and Regulatory

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Exhibit Index

Exhibit Number	Exhibit Description
99	Press release dated March 15, 2004.

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